Exhibit 31.1

CERTIFICATION

I, Richard D. Spurr, certify that:

1.	I have reviewed this Annual Report on Form 10-K, as amended, of Zix Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Intentionally omitted.*

4.	Intentionally omitted.*

5.	Intentionally omitted.*

Date: April 30, 2015	/s/ Richard D. Spurr
Richard D. Spurr
President and Chief Executive Officer

*	Included in Exhibit 31.1 to the 2014 Annual Report filed by Zix Corporation on March 11, 2015